UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 26, 2005, Endeavour International Corporation has completed its previously announced acquisition of the minority interests in OER Oil AS (OER), a privately held Norwegian exploration and production company based in Oslo, for approximately $2 million in cash and 2.2 million shares of Endeavour common stock. A majority of the minority interests holders are OER management or former management. The company now holds 100 percent of what was previously OER and has been renamed Endeavour Energy Norge AS.

Attached hereto as Exhibit 99.1, which is incorporated herein by reference, is a copy of the Company’s press release, dated January 26, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 - Press Release dated January 26, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 26, 2005	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated January 26, 2005